SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MHI Hospitality Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	20-1531029
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4801 Courthouse Street, Suite 201 Williamsburg, Virginia	23188
(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-118873

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.01 par value per share	NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered

The description of the common stock, $0.01 par value per share, of MHI Hospitality Corporation (the “Registrant”) registered hereby is incorporated by reference from the “Description of Common Stock” section of the Registrant’s Form S-11 (SEC file No. 333-118873) initially filed September 9, 2004 (the “Registration Statement”) with the Securities and Exchange Commission and all amendments to the Registration Statement subsequently filed with the Securities and Exchange Commission. Such description is also included in a form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, which prospectus is deemed to be incorporated by reference into this Registration Statement.

Item 2.	Exhibits

Not Applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MHI HOSPITALITY CORPORATION

Date: March 6, 2008	By:	/s/ David R. Folsom
	Name:	David R. Folsom
	Title:	Authorized Signatory

3